107
                                                                    EXHIBIT-10.5

                                                            Employment Agreement
                                                      dated as of August 1, 1996
                                                             between Lexford and
                                                                     Peggy Hunt,
                                                       Vice President of Lexford



                                                              August 1, 1996




Peggy Hunt
8615 Freeport Parkway
Suite 200
Irving, Texas  75063

Dear Peggy:

         The following sets forth our mutual understanding respecting your employment with the undersigned, Lexford Properties, Inc., a Texas corporation (herein referred to as "Employer"), and when this letter is signed by you the same shall constitute an Employment Agreement between Employer and you. For purposes of this Agreement, you are herein referred to in the third person as "Employee". The terms of said Employment Agreement are as follows:

         1.       Employment.

                  (a) During the term of this Employment Agreement, or any extension or renewal hereof (for purposes hereof, all references herein to the term of this Employment Agreement shall be deemed to include references to the period of extension or renewal hereof, if any), Employee will devote her full time and best efforts to her employment and perform diligently such duties as are or may be from time to time required by the Board of Directors of Employer (the "Board"), which duties shall be consistent with her position as set forth in paragraph 2 hereof.

                  (b) Employee shall not, without the prior written consent of Employer, directly or indirectly, during the term of this Employment Agreement, other than in the performance of duties naturally inherent in the business of Employer, Employer's parent corporation, Cardinal Realty Services, Inc., an Ohio corporation ("Parent") or any direct or indirect subsidiary of Parent or Employer and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise. For purposes of this Employment Agreement, all references herein to subsidiaries of Parent shall be deemed to include references to subsidiaries of either Parent or Employer now or hereafter existing whether owned directly or indirectly through one or more intermediaries.

Peggy Hunt
August 1, 1996
Page 2

         2.       Term and Positions.

                  (a) Subject to the provisions for termination as hereinafter provided, the term of this Employment Agreement shall be deemed to begin on August 1, 1996, and shall continue for a term of four (4) years from such date to and including July 31, 2000.

                  (b) Employee shall serve as Vice President of Employer and in such substitute or further offices or positions with Employer, Parent or any direct or indirect subsidiary of Parent or Employer (consistent with such named office or position) as shall, from time to time, be assigned by the Board without, however, any change in Employee's compensation hereunder.

         3.       Compensation.

                  (a)  In   consideration   of  Employee's   execution  of  this
         Employment Agreement, Employer has paid Employee Ten Thousand Dollars ($10,000), the receipt of which Employee hereby acknowledges.

                  (b) For all services she may render to Employer and any direct or indirect subsidiary of Parent or Employer during the term of this Employment Agreement, Employee shall receive an aggregate salary while she is employed hereunder at the rate of One Hundred Two Thousand Five Hundred Dollars ($102,500) per year, payable in equal installments in accordance with Employer's customary payroll procedures ("Base Salary").

                  (c) In addition to the Base Salary, Employee shall be entitled to receive, if earned, a performance cash bonus (the "Incentive
         Compensation") as a Grade 11 Property Management Executive under Parent's 1996 Incentive Compensation Plan as adopted by Parent's Board of Directors on March 21, 1996 and as outlined on the attached Exhibit A to this Employment Agreement up to a maximum of sixty percent (60%) of Employee's Base Salary earned during fiscal year 1996 while this Employment Agreement is in effect. For purposes of determining the amount, if any, of Incentive Compensation that Employee is entitled to in accordance with the calculations contained on Exhibit A, the target net income-property management shall be Six Million Nine Hundred Two Thousand Six Hundred and Seven Dollars ($6,902,607) (it being acknowledged that such target is different than the target for other employees of Parent under the Plan) and the actual net income-property management for fiscal year 1996 shall include the actual net profits of Lexford Properties, a Texas joint venture, and its successors in interest for fiscal year 1996 earned prior to the date hereof. After December 31, 1996 and during the remaining term of this Employment Agreement, Employee shall be entitled to receive the same incentive compensation as other similarly situated property management executives under Parent's then existing incentive compensation plan(s).

Peggy Hunt
August 1, 1996
Page 3


                  (d) During the term of this Employment Agreement, Employee shall be entitled to monthly advances ("Advances") not to exceed Two Thousand Dollars ($2,000) per month regardless of the amount of any Advances made in prior months. All unpaid Advances received by Employee shall bear interest ("Interest") at the rate of the "prime" or "base" rate of interest per annum, as announced from time to time by The Provident Bank or Parent's successor senior lender, plus one percent (1%) until repaid. Any request for an Advance shall be made by Employee by the fifth (5th) day of each month upon the receipt of which Employer will fund such Advances by the fifteenth (15th) day of each month. The Incentive Compensation earned by Employee, if any, for any period shall be applied by Parent first to any accrued and unpaid Interest with respect to Advances made, second to the principal amount of any outstanding Advances and the balance, if any, shall be paid to Employee. If the Incentive Compensation earned by Employee for any period is less than the sum of the outstanding Advances and the accrued and unpaid Interest thereon, if any, Employee shall pay such deficit (plus Interest accrued thereon to the date of payment) to Parent within ninety (90) days of Parent's demand therefor.

         4.       Additional  Compensation.  In addition to the  compensation as
above   stated,   Employee   shall   be  entitled  to  receive  such  additional
compensation, if any, as may be awarded from time to time by the Board.

         5.       Termination and Further Compensation.

                  (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by Employer for cause at any time. For purposes hereof the term "cause" includes but is not limited to:

                           (i) Employee's fraud, dishonesty, willful misconduct,
                  or  gross   negligence  in  the   performance  of  her  duties
                  hereunder; or

                           (ii) Employee's material breach of any provision of this Employment Agreement.

         Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Employer may have under this Employment Agreement or otherwise.

                  (b) In the event of termination of this Employment Agreement by Employer pursuant to this paragraph 5, Employee shall be entitled to no further salary, additional compensation or other benefits under this Employment Agreement.

         6. Renewal. The term of this Employment Agreement may be extended or renewed by mutual agreement of Employer, acting through the Board, and Employee.

         7.       Reimbursement.  Employer shall reimburse  Employee (or provide

Peggy Hunt
August 1, 1996
Page 4


her with an expense allowance) for travel, entertainment and other expenses reasonably and necessarily incurred by Employee in the promotion of Employer's business.

         8.       Covenants and Confidential Information.

                  (a) Employee agrees that during the term of this Employment Agreement and for a period of one (1) year thereafter (and, as to clauses (iii) and (iv) of this subparagraph (a), at any time after the term of this Employment Agreement) she will not, directly or indirectly, do or suffer any of the following:

                         (i) Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is engaged in any manner in, or otherwise competes with, the business of Employer, Parent or any of Parent's subsidiaries (as conducted on the date Employee ceases to be employed by Employer, Parent or any of Parent's subsidiaries in any capacity, including as a consultant) in the continental United States (it being acknowledged by Employee that Employer and Parent each conduct businesses of national scope); provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be a violation of this covenant;

                        (ii) Employ, assist in employing, or otherwise associate
                  in business with any present, former or future employee, officer or agent of Employer, Parent or any of Parent's subsidiaries;

                       (iii) Induce  any  person  who  is an  employee,  officer
                  or agent of Employer, Parent or any of Parent's subsidiaries to terminate said relationship; or

                        (iv) Disclose,  divulge,  discuss, copy or otherwise use
                  or suffer to be used in any manner, in competition with, or contrary to the interests of, Employer, Parent or any of Parent's or Employer's direct or indirect subsidiaries, the customer lists, appraisals, engineering and environmental reports, market research, investment banking analyses or financial and engineering data or other trade secrets of Employer, Parent or any of Parent's subsidiaries, it being acknowledged by Employee that all such information regarding the business of Employer, Parent and Parent's subsidiaries compiled or obtained by, or furnished to, Employee while Employee shall have been employed by or associated with Employer is confidential information and Employer's exclusive property.

                  (b) Employee expressly agrees and understands that the remedy at law for any breach by her of this paragraph 8 will be inadequate and that the damages flowing from such breach are not readily susceptible

Peggy Hunt
August 1, 1996
Page 5


         to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this paragraph 8, Employer shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this paragraph 8 shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of any of the provisions of this paragraph 8 which may be pursued or availed of by Employer.

                  (c) In the event Employee shall violate any legally enforceable provision of this paragraph 8 as to which there is a specific time period during which she is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

                  (D) EMPLOYEE HAS CAREFULLY CONSIDERED THE NATURE AND EXTENT OF THE RESTRICTIONS UPON HER AND THE RIGHTS AND REMEDIES CONFERRED UPON EMPLOYER UNDER THIS PARAGRAPH 8, AND HEREBY ACKNOWLEDGES AND AGREES THAT THE SAME ARE REASONABLE IN TIME AND TERRITORY, ARE DESIGNED TO ELIMINATE COMPETITION WHICH OTHERWISE WOULD BE UNFAIR TO EMPLOYER, DO NOT STIFLE THE INHERENT SKILL AND EXPERIENCE OF EMPLOYEE, WOULD NOT OPERATE AS A BAR TO EMPLOYEE'S SOLE MEANS OF SUPPORT, ARE FULLY REQUIRED TO PROTECT THE LEGITIMATE INTERESTS OF EMPLOYER AND DO NOT CONFER A BENEFIT UPON EMPLOYER DISPROPORTIONATE TO THE DETRIMENT TO EMPLOYEE.

         9. Severable Provisions. The provisions of this Employment Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

         10. Death or Permanent Disability. In the event of Employee's death or permanent disability (as hereinafter defined) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated and she or her estate, as the case may be, shall be entitled to no further salary, other compensation or other privileges or benefits hereunder, except as to (i) that portion of any unpaid salary or other benefits accrued and earned by Employee hereunder up to and including the day of death or disability, as the case may be and (ii) in the case of permanent disability, continuation of salary payments for nine (9) months. The phrase "permanent disability" shall be deemed to occur after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, Employee, by reason of her physical or mental disability or illness, shall have been unable to discharge fully her duties under this Employment Agreement.

         11. Binding Agreement. The rights and obligations of Employer under this Employment Agreement shall inure to the benefit of, and shall be binding

Peggy Hunt
August 1, 1996
Page 6


upon, Employer and its successors and assigns, and the rights and obligations of Employee under this Employment Agreement shall inure to the benefit of, and shall be binding upon, Employee and her heirs, personal representatives and estate.

         12. Arbitration. Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Columbus, Ohio, and judgment upon the award rendered by the Arbitrator or Arbitrators may be entered in any Court having jurisdiction thereof. The Arbitrator or Arbitrators shall be deemed to possess the power to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this paragraph 12 shall be construed so as to deny Employer the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by Employee of any of her covenants contained in subparagraph (a) of paragraph 8 hereof.

         13. Notices. Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given after it is posted in the United States Mails, postage prepaid, registered or certified, return receipt requested, and if mailed to Employer, shall be addressed to Employer c/o Parent at Parent's principal place of business,
Attention: John B. Bartling, Jr., President and Chief Executive Officer, and if mailed to Employee, shall be addressed to her at her home address last shown on the records of Employer, or at such other address or addresses as either Employer or Employee may hereafter designate in writing to the other.

         14. Waiver. The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         15. Miscellaneous. This Employment Agreement supersedes all prior employment agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver of this Employment Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

Peggy Hunt
August 1, 1996
Page 7
         If the foregoing understanding respecting the Employment Agreement between you and the undersigned is acceptable to you, please indicate your approval thereof by signing a copy of this letter in the space provided below and return it to the undersigned. Thereupon, the Employment Agreement shall be in full force and effect in accordance with its terms above set forth.

                                     Sincerely,

                                     LEXFORD PROPERTIES, INC.

                                     By:  Mark D. Thompson
                                          Vice President



         The terms and provisions of the Employment Agreement are hereby approved and accepted this 1st day of August, 1996.


                                     /s/ Peggy Hunt
                                     -------------------------------------
                                         Peggy Hunt


         The provisions of Paragraph 3(c) are hereby approved and accepted this 1st day of August, 1996.

                                     CARDINAL REALTY SERVICES, INC.

                                      By:  Mark D. Thompson
                                           Executive Vice President
                                             of Corporate Acquisitions

                                                             STOCK BONUS               MAX CASH BONUS
                                                       ----------------------      -------------------------
                                       GROSS SALARY    RESTRICTED     OPTIONS      60%    45%    30%    4.5%
                                       ------------    ----------     -------      ---    ---    ---    ----
GRADE 12 - 1 EMPLOYEE                      $285,000
- ---------------------
     President                                                                      x
GRADE 11 - 5 EMPLOYEES                      643,819
- ----------------------
     Chief Financial Officer                                x                       x
     Corporate Acquisitions                                 x                       x
     Manager Advisory Services                              x                       x
     Property Management - FO                                            x          x
     Property Management - PO                                            x          x
GRADE 10 - 11 EMPLOYEES                     714,301
- -----------------------
     Corporate Treasurer                                                 x                 x
     Audit / Strategic Planning                                          x                 x
     General Counsel                                                     x                 x
     Co-General Counsel                                                  x                 x
     Ancillary Services                                                  x                 x
     Regional Manager - PM/NE                                            x                 x
     Regional Manager - PM/NW                                            x                 x
     Regional Manager - PM/S                                             x                 x
     Portfolio Manager - WO                                              x                 x
     Portfolio Manager - S Synd.                                         x                 x
     Portfolio Manager - N Synd.                                         x                 x
     ---------------------------
GRADE 9 - 49 EMPLOYEES                    2,511,267
- ----------------------
     Asset Managers - WO                                                 x                        x
     Asset Managers - S Synd.                                            x                        x
     Asset Managers - N Synd.                                            x                        x
     Asset Manager - Portf.                                              x                        x
     Assoc. General Counsel                                              x                        x
     Assoc. General Counsel                                              x                        x
     Ancillary Services                                                  x                        x
     Ancillary Services                                                  x                        x
     Property Management - Portf                                         x                        x
     Administrative Services - HR                                        x                        x
     Management Information                                              x                        x
     Accounting Managers - 8 emps.                                       x                        x
     District Managers - 30 emps.                                        x                        x
     ----------------------------
DISCRETIONARY POOL                        2,861,828                      x                               x
- ------------------

* NOTE:  NOTWITHSTANDING THE ABOVE CHART,
EMPLOYEE SHALL NOT BE ENTITLED TO RECEIVE STOCK OPTIONS.


                                              BONUS CALCULATION = FACTOR %INCREASE X MULTIPLIER (CUMULATIVELY)
                                        ------------------------------------------------------------------------------  MAX-CASH
                                      FACTOR            3% - 5%  6% - 10%   11% - 15%  16% - 20%  21% - 25%  26% - 30%   BONUS
                                      ------            -------  --------   ---------  ---------  ---------  --------- ---------
GRADE 12 - 1 EMPLOYEE                                                                                                   171,000
- ---------------------
     President                      EBITDA                2.00      2.00        2.00       2.00       2.00       2.00
     ---------                      ------                ----      ----        ----       ----       ----       ----
GRADE 11 - 5 EMPLOYEES                                                                                                  386,291
- ----------------------
     Chief Financial Officer        EBITDA                1.50      1.50        2.00       2.00       2.50       2.50
     Corporate Acquisitions         EBITDA                1.50      1.50        2.00       2.00       2.50       2.50
     Manager Advisory Services      Return/Equity         1.50      1.50        2.00       2.00       2.50       2.50
     Property Management - FO       Net Income - PM       1.50      1.50        2.00       2.00       2.50       2.50
     Property Management - PO       Net Income - PM       1.50      1.50        2.00       2.00       2.50       2.50
     ------------------------       ---------------       ----      ----        ----       ----       ----       ----
GRADE 10 - 11 EMPLOYEES                                                                                                 321,435
- -----------------------
     Corporate Treasurer            EBITDA                1.13      1.13        1.50       1.50       1.88       1.88
     Audit / Strategic Planning     EBITDA                1.13      1.13        1.50       1.50       1.88       1.88
     General Counsel                EBITDA                1.13      1.13        1.50       1.50       1.88       1.88
     Co-General Counsel             EBITDA                1.13      1.13        1.50       1.50       1.88       1.88
     Ancillary Services             Net Income - AS       1.13      1.13        1.50       1.50       1.88       1.88
     Regional Manager - PM/NE       NOI                   2.00      3.00        4.00
     Regional Manager - PM/NW       NOI                   2.00      3.00        4.00
     Regional Manager - PM/S        NOI                   2.00      3.00        4.00
     Portfolio Manager - WO         Return/Equity         1.13      1.13        1.50       1.50       1.88       1.88
     Portfolio Manager - S Synd.    Return/Equity         1.13      1.13        1.50       1.50       1.88       1.88
     Portfolio Manager - N Synd.    Return/Equity         1.13      1.13        1.50       1.50       1.88       1.88
     ---------------------------    -------------         ----      ----        ----       ----       ----       ----
GRADE 9 - 49 EMPLOYEES                                                                                                  753,380
- ----------------------
     Asset Managers - WO            Return/Equity         0.75      0.75        1.00       1.00       1.25       1.25
     Asset Managers - S Synd.       Return/Equity         0.75      0.75        1.00       1.00       1.25       1.25
     Asset Managers - N Synd.       Return/Equity         0.75      0.75        1.00       1.00       1.25       1.25
     Asset Manager - Portf.         Return/Equity         0.75      0.75        1.00       1.00       1.25       1.25
     Assoc. General Counsel         EBITDA                0.75      0.75        1.00       1.00       1.25       1.25
     Assoc. General Counsel         EBITDA                0.75      0.75        1.00       1.00       1.25       1.25
     Ancillary Services             Net Income - AS       0.75      0.75        1.00       1.00       1.25       1.25
     Ancillary Services             Net Income - AS       0.75      0.75        1.00       1.00       1.25       1.25
     Property Management - Portf    Net Income - PM       0.75      0.75        1.00       1.00       1.25       1.25
     Administrative Services - HR   Net Income - PM       0.75      0.75        1.00       1.00       1.25       1.25
     Management Information         Net Income - PM       0.75      0.75        1.00       1.00       1.25       1.25
     Accounting Managers - 8 emps.  Net Income - PM       0.75      0.75        1.00       1.00       1.25       1.25
     District Managers - 30 emps.   NOI                   1.50      2.00        2.50   WE THANK THEM
     ----------------------------   ---                   ----      ----        -----      -----      -----      -----
DISCRETIONARY POOL                  EBITDA                0.125     0.125       0.150      0.150      0.175      0.175  128,782
- ------------------

* NOTE:  NOTWITHSTANDING THE ABOVE CHART,
EMPLOYEE SHALL NOT BE ENTITLED TO RECEIVE STOCK OPTIONS.